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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 2002 (except with respect to the matters discussed in Note 11, as to which the date is March 27, 2002) included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File Nos. 333-34910, 333-61926, 333-70886, 333-75204, and 333-82120).



                                                             ARTHUR ANDERSEN LLP
San Jose, California
March 27, 2002